EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We  consent  to the  incorporation  by  reference  in the  Registration
Statements (Form S-8 Nos.  33-94026,  33-51234,  33-75028,  33-77684,  33-57628,
33-80581, 33-80583, and 333-42775) pertaining to the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan, 1992 Stock Option Plan, 1992 Stock Incentive Plan, 1994 Employee Stock Purchase Plan, 1991 Management Stock Purchase Plan, Apria Healthcare Group Inc. Amended and Restated 1992 Stock Incentive Plan, Apria Healthcare Group Inc. 1991 Nonqualified Stock Option Plan, and 1997 Stock Incentive Plan of our report dated March 11, 1998 (except for the second paragraph of Note 12, as to which the date is April 9, 1998), with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1998.



                                               /s/ ERNST & YOUNG LLP



Orange County, California
March 29, 1999